EXHIBIT 3.54

NEW ALLEGHENEY LAND HOLDING COPMANY, INC.

BY-LAWS

OFFICES

Section 1. The principal office or place of business shall be in Mt. Storm, Grant County, State of West Virginia, and the corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the corporation may require.

STOCKHOLDERS’ MEETINGS

Section 2. Regular and special meetings of the stockholders shall be held at the offices of the corporation in Mt. Storm, Grant county, West Virginia, or at such other place at such time as shall be stated in the notice of the meeting or a duly executed waiver of notice thereof.

Section 3. An annual meeting of the stockholders shall be held each year as shall be agreed to by the stockholders, or if not so designated or agreed to, on the 1st Tuesday in October in each year if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a.m., local time, at the principal office of the corporation. Any business may be transacted at the annual meeting, irrespective of whether the notice of such meeting contains a reference thereto, except as otherwise expressly required herein or by law. At the annual meeting, the stockholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 4. Written notice of the annual meeting shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the stock book of the corporation, at least five (5) days prior to the meeting.

Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the agreement of incorporation, may be called by the board of Directors, the president and secretary or any number of stockholders owning in the aggregate at least one-tenth of the number of shares outstanding.

Section 6. Written notice of a special meeting of stockholders, stating the time and place thereof, and the business to be transacted thereat, shall be served upon or mailed, postage prepaid, to each stockholder entitled to vote thereat at such address as appears on the books.

Section 7. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person, or represent by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the agreement of incorporation or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote threat, present in person, or represented by proxy, shall have power to adjourn the meeting from time to time without, without notice other than announcement of the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meetings as originally notified.

Section 8. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the agreement of incorporation or of these By-Laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to said meeting, unless said instrument specifically confers the right to vote for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation, except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, and, in all election for Directors, may cast one vote for each such share for as many persons as there are Directors to be elected, or may cumulate such votes and give one candidate as many votes as the number of directors to be elected multiplied by the number of such share of stock shall equal, or to distribute them on the same principal among as many candidates as he shall desire, and the Directors shall not be elected in any other manner.

DIRECTORS

Section 10. The corporate business and affairs of the corporation 9but not professional services performed in any particular case by a board of stockholders and employees of the corporation) shall be managed by a board of two (2) Directors, or such other number of Directors as is established by a duly adopted amendment of the Articles of Incorporation or of this By-Law. The Directors shall be elected at the annual meeting of the stockholders, to serve until their successors shall be elected and shall qualify. Directors need not be stockholders nor residents of the State of West Virginia.

Section 11. The Directors shall have the power from time to time and any time, when the stockholders, as such, are not assembled in a meeting, regular or special, to increase the number of Directors to not more than six (6), and forthwith appoint and elect any other person, or persons, to be Directors, to hold office until the next annual election or until their successors are elected and qualify.

Section 12. The directors may hold their meeting and keep the books of the corporation at the principal office of the corporation or at such other places, within or without the State of West Virginia, as may be determined from time to time.

Section 13. If the office of any Director of Directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, a majority of the remaining directors, though less then a quorum, shall choose a successor or successors, who shall hold office for the unexpired term in respect to which such vacancy occurred or until the next election of Directors.

Section 14. The property and business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the agreement of incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

COMPENSATION OF DIRECTORS

Section 15. Directors, as such, shall not receive any stated salary for their service, but by resolution of the Board, a fixed sum and expense of attendance, if any, may be allowed for attendance of each regular or special meeting of the Board; provided, that noting herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefore.

MEETINGS OF THE BOARD

Section 16. An organization meeting of the newly elected Board of Directors shall be held each year at the same place as and promptly after the annual meeting of stockholders. At such meeting, the Board of Directors shall organize itself and elect the executive officers of the corporation for the ensuing year, and may transact any other business. Notice of the organization meeting of the Board or of the business to be transacted thereat shall not be required to be given, except as otherwise expressly required herein or by law.

Section 17. Regular meetings of the board may be held without notice at such time and place either within or without the State of West Virginia as shall from time to time be determined by the Board.

Section 18. Special meetings of the Board of Directors may be called by the president, vice-president, if any, or any two (2) of the Directors, on five (5) days’ notice to each Director, either personally or by mail, fax or telegram.

Section 19. At all meetings of the Board a majority of the authorized Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may otherwise specifically provided by stature or by the agreement of incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

NOTICES

Section 20. Whenever under the provisions of the statutes or the agreement of incorporation or of these By-Laws, notice is required to be given to any director of Stockholder, it shall not be construed to mean personal notice, but such notices may be given in writing, by mail, addressed to such Director or stockholder, at such address as appears on the books of the corporation, or by fax, at the telephone number provided to the corporation by such Director or stockholder, and such notice shall be deemed to be given at the time when the same shall be thus mailed or faxed.

Section 21. Notice of the time, place and purpose of any meetings of Stockholders of Directors whether required by the provisions of the statute, the agreement of incorporation or these By-Laws may be dispensed with if every stockholder shall attend either in person or by proxy, or if every Director shall attend in person, or if every absent stockholder or Director shall, in writing, filed with the records of the meeting either before or after the holding thereof, waive such notice.

ACTION BY STOCKHOLDERS AND DIRECTORS WITHOUT MEETING

Section 22. Notwithstanding any provision set forth herein, whenever the vote of stockholders at the meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the agreement of incorporation or of these By-Laws, the meeting and vote of the stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action, if such meeting were held, shall agree in writing to such corporate action being taken. Whenever the vote of Directors at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the agreement of incorporation or of these By-Laws, the meeting and vote of Directors may be dispensed with if all the Directors agree in writing to such corporate action being taken.

OFFICERS

Section 23. The officers of the corporation shall be chosen by the Directors and shall be president, secretary and treasurer. The Board of Directors may also choose a chief executive officer, a chief operating officer, one or more vice-presidents, assistant secretaries and assistant treasurers. Any two (2) of the above named officers, except those of president and vice-president, may be held by the same person, but no officer shall execute, acknowledge or verity any instrument in more than one capacity, if such instrument is required by law or by these By-Laws to be executed, acknowledge, verified or countersigned by two (2) or more officers.

Section 24. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president from their own number, and a secretary and a treasurer, none of whom need to be a member of the Board.

Section 25. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 26. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

Section 27. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at nay time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

THE PRESIDENT

Section 28. The President shall be the chief executive officer of the corporation; he shall preside at all meetings of the Stockholders and Directors, shall have such general and active management of the business of the corporation and shall see that all orders and resolutions of the Board are carried into effect.

Section 29. he shall executed bond, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be other wise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

VICE-PRESIDENT

Section 30. The vice-presidents in the order of their seniority shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the Board of Directors shall prescribe.

THE SECRETARY AND ASSISTANT SECRETARY

Section 31. The secretary shall attend all sessions of the Board and all meetings of the stockholders and record all records and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meeting of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he or she shall be. He or she shall keep in safe custody the seal of the corporation and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his or her signature or by the signature of the treasurer or any assistant secretary.

Section 32. The assistant secretaries in the order of their seniority shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall perform such other duties as the Board of Directors shall prescribe.

THE TREASURER AND ASSISTANT TREASURER

Section 33. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in he name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

Section 34. He or she hall disburse the funds to the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as treasurer and of the financial condition of the corporation.

Section 35. If required by the Board of Directors, he or she shall give the corporation a bond in a sum, and with such surety or sureties as may be satisfactory to the Board of the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his or her control belonging to the corporation.

Section 36. The assistant treasurers in the order of their seniority shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the Board of Directors shall prescribe.

CERTIFICATE OF STOCK

Section 37. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the president or a vice-president and the treasurer or an assistant treasurer, or the secretary of any assistant secretary. If any stock certificate is signed by a transfer agent or an assistant transfer agent or a transfer clerk acting on behalf of the corporation, and a registrar, the signature of any such officer may be facsimile. No certificate for any share of stock shall be issued or delivered to any stockholder until his subscription or sale price for such share is paid in full.

TRANSFER OF STOCK

Section 38. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for share duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

REGISTERED STOCKHOLDERS

Section 39. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of West Virginia.

LOST CERTIFICATE

Section 40. The Board of Directors may direct a new certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of any affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require, and/or give the corporation a bond, in such sum as it may direct to indemnify the corporation against any claim that may be made against it with respect to the certificate alleged to have been lost or destroyed.

DIVIDENDS

Section 41. Dividends upon the capital stock of the corporation, subject to the provision of incorporation, if any, may be declared by the Board of Directors at any regular, annual or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.

Section 42. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation or for such other purpose as the Directors shall think conducive to the interests of the corporation, and the Directors may abolish any such reserve in the manner in which it was created.

Section 43. If any stockholders be indebted to the corporation, any dividend payable to such stockholders, or so much thereof as is necessary may be applied to the payment of such indebtedness if then due and payable.

ANNUAL STATEMENT

Section 44. The president shall annually prepare a fully and true statement of the affairs of the corporation, which shall be submitted at the annual meeting and filed within twenty days thereafter at the principal office in West Virginia, where it shall, during the usual business hours of each secular day be open for inspection by any stockholder.

CHECKS

Section 45. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 46. The tax year of the corporation shall end on December 31 of each year.

SEAL

Section 47. The Board of Directors shall prescribe the form of a suitable corporate seal, which shall contain the full name of the corporation and state or incorporation.

AMENDMENTS

Section 48. These By-Laws may be altered or repealed at any regular or annual meeting of the stockholders or at any special meeting of the stockholders of which a quorum is present or represented provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the issued and outstanding stock entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the Board of Directors at any regular or annual meeting of the Board, or at any special meeting of the Board if notice of the proposed alteration or repeal be contained in the notice of such special meeting.

INDEMNIFICATION

Section 49. Any person who or was a Director, officer, employee or agent of the corporation, or of any other corporation, partnership, joint venture, trust or other business enterprise which he or she serves or served as such at the request of the corporation, shall, in accordance with Section 50 of these By-Laws, be indemnified by the corporation against any and all liability and reasonable expenses (including, but not limited to, counsel fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) paid or incurred by him or her in connection with or resulting from any action, suit or proceeding, including any appeal related thereto, in

Section 50. The grant of indemnification under these By-Laws shall be at the discretion of the Board of Directors unless such grant is awarded by a court or granted by the shareholders of the corporation, or the Director, officer, employee or agent concerned has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 49 of these By-Laws. Indemnification may be granted only if the Board of Directors, by a majority vote of a quorum consisting of Directors not parties to such action, suit or proceeding, shall find that the Director, officer, employee or agent has met the applicable standard of conduct set forth in Section 49 of these By-Laws, or, if no such quorum is obtainable (or even if obtainable, if such quorum so directs), upon the written determination of independent legal counsel that in its opinion the applicable standards of conduct have been met.

Section 51. Expenses incurred with respect to any action, suit or proceeding of the character described in Section 49 of these By-Laws may be advanced by the corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount or expense unless it shall ultimately be determined that he or she is entitled to and is granted indemnification under these By-Laws.

Section 52. The rights of indemnification provided by these By-Laws shall be in addition to any rights to which any such Director, officer, employee or agent may be entitled under any contract, vote or shareholders or of disinterested Director or otherwise; and shall continue as to a person who has ceased to be a Director, officer, employee or agent of the corporation or of such other corporation, partnership, trust or other enterprise, and in the event of such person’s death, the rights provided under the terms of these By-Laws shall inure to his heirs and legal representatives.

NEW ALLEGHENY LAND HOLDING COMPANY, INC.

ACTION BY WRITTEN CONSENT

IN WRITING IN LIEU OF A MEETING

OF THE SOLE SHAREHOLDER

March 8, 2002

The undersigned, being the sole shareholder of NEW ALLEGHENY LAND HOLDING COMPANY, INC., a West Virginia corporation (the “Corporation”), does hereby consent in writing, pursuant to Section 31-1-73 of the West Virginia Corporation Act and the By-laws of the Corporation, to the action taken in the following resolutions:

WHEREAS, it is in the best interest of the Corporation to amend its Bylaws to provide for a board of directors of not less than one (1) nor more than three (3) members;

NOW, THEREFORE, BE IT RESOLVED: That, effective immediately, the appropriate section of the Bylaws of the Corporation is hereby amended and restated to read in its entirety as set forth below:

“The Board of Directors shall consist of such number of directors, not less than one (1) nor more than three (3), as may be determined from time to time by resolution of the Board of Directors.”

FURTHER RESOLVED: That, effective immediately, Gerald Peacock is hereby elected to serve as the sole director of the Corporation in accordance with the Bylaws of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this written consent as of the date first set forth above.

Vindex Energy Corporation

By:	/s/ Gerald Peacock
Title:	President